UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2026, RenX Enterprises Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) related to a tranched private placement transaction (the “Private Placement”) of Senior Convertible Notes (“Notes”) and warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) as more particularly set forth below. Pursuant to the Purchase Agreement, the Company (i) issued and sold to the Purchasers, at the initial closing on May 4, 2026 (the “Initial Closing”), Notes in the aggregate principal amount of $6,300,000 (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase an aggregate of 3,917,099 shares of Common Stock (which is equal to 180% of the face value of the Initial Notes divided by $2.895 (the “Initial Conversion Price”)), (ii) agreed to issue and sell to the Purchasers, at a second closing (the “Second Closing”), Notes in the aggregate principal amount of $6,700,000 (the “Second Notes”) and Warrants (the “Second Warrants”) to purchase an aggregate of 4,165,805 shares of Common Stock (which is equal to 180% of the face value of the Second Notes divided by the Initial Conversion Price), such issuance to occur promptly after effectiveness of a registration statement (the “Initial Registration Statement”) registering the shares of Common Stock issuable upon conversion of the Initial Notes (the “Initial Conversion Shares”) and the Second Notes (the “Second Conversion Shares”), in each case calculated based on the Initial Conversion Price, and the shares of Common Stock issuable upon exercise of the Initial Warrants (the “Initial Warrant Shares”) and the Second Warrants (the “Second Warrant Shares”); and (iii) agreed to sell and issue to the Purchasers, additional Notes in the aggregate principal amount of up to $87,000,000 (the “Additional Notes”) and Warrants (the “Additional Warrants”) to purchase an aggregate of 54,093,267 shares of Common Stock (which is equal to 180% of the principal amount of the Additional Notes that are issued, divided by the Initial Conversion Price (the “Additional Warrant Shares”)), such issuances of Additional Notes and Additional Warrants to be at additional closings (each, an “Additional Closing”) from time to time as determined by the Company and the Purchasers, subject to the Company’s and the Purchasers’ mutual consent to such sales and issuances and certain conditions being met.

The Company intends to use the net proceeds from the Initial Closing for working capital purposes and, following the Second Closing, for the repayment of certain outstanding senior convertible notes (the “February Notes”) sold and issued to the Purchasers pursuant to that Securities Purchase Agreement, dated as of February 12, 2026, in an amount equal to 110% of the outstanding aggregate principal amount of such February Notes.

The Initial Closing

The Initial Notes, without taking into account any accrued and unpaid interest, are initially convertible, at the option of the holder, into an aggregate of 2,176,168 shares of Common Stock at the Initial Conversion Price, which is equal to the Minimum Price (as defined in the rules of The Nasdaq Capital Market) (the “Nasdaq Minimum Price”) at the time of the signing of the Purchase Agreement plus $0.225. Assuming that the Initial Notes accrue interest at 10% for a period of 12 months, the Initial Notes would be convertible into an aggregate of 2,393,784 shares of Common Stock, based on the Initial Conversion Price. The Initial Warrants have a term of six years from the date of issuance and are exercisable at a price of $2.67 per share of Common Stock (the “Exercise Price”).

The Initial Closing of the Private Placement occurred on May 4, 2026 (the “Initial Closing Date”). The net proceeds to the Company from the Initial Closing of the Private Placement were approximately $5.7 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that were payable by the Company.

The Second Closing

The Second Closing shall occur promptly after effectiveness of the Initial Registration Statement registering the Initial Conversion Shares and the Second Conversion Shares, in each case calculated based on the Initial Conversion Price, and the Initial Warrant Shares and the Second Warrant Shares.

The Second Notes shall have the same terms as the Initial Notes, and, without taking into account any accrued and unpaid interest, will be initially convertible, at the option of the holder, into an aggregate of 2,314,336 shares of Common Stock at the Initial Conversion Price. Assuming that the Second Notes accrue interest at 10% for a period of 12 months, the Second Notes would be convertible into an aggregate of 2,545,770 shares of Common Stock, based on the Initial Conversion Price. The Second Warrants will have a term of six years from the date of issuance and will be exercisable at the Exercise Price.

The net proceeds to the Company from the Second Closing of the Private Placement are expected to be approximately $6.4 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that will be payable by the Company. Pursuant to the Purchase Agreement, the Company agreed to use the net proceeds from the Private Placement, following the Second Closing, for the repayment of February Notes, in an amount equal to 110% of the outstanding aggregate principal amount of such February Notes.

Additional Closings

Subject to the satisfaction of certain closing conditions, including the mutual agreement of the Company and the Purchasers, Additional Closings for an aggregate of up to $87,000,000 may occur from time to time after the Second Closing. There can be no assurance that any Additional Closings will occur.

The Additional Notes, if any, shall have the same terms as the Initial Notes, and, without taking into account any accrued and unpaid interest, will be initially convertible, at the option of the holder, into an aggregate of up to 30,051,816 shares. Assuming that all Additional Notes are issued and sold and that such Additional Notes accrue interest at 10% for a period of 12 months, the Additional Notes would be convertible into an aggregate of 33,056,996 shares of Common Stock, based on the Initial Conversion Price. The Additional Warrants, if any, will have a term of six years from the date of issuance and will be exercisable at the Exercise Price.

The Senior Convertible Notes

The Notes mature 12 months from their date of issuance (subject to extension under certain circumstances) (the “Maturity Date”), bear interest at a rate of 10% per annum, and are payable in full on the Maturity Date. The Notes are unsecured and are senior to all other Indebtedness (as such term is defined in the Notes) of the Company and its subsidiaries, with each Note ranking pari passu with all other Notes.

The Notes are initially convertible, at the option of the holder, at any time after the date of issuance, into that number of shares of Common Stock equal to the principal amount of the Notes, plus all accrued and unpaid interest and late charges and any other unpaid amounts, at the Initial Conversion Price of $2.895 per share, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events. Subject to the receipt of Stockholder Approval (as defined below), the holders of the Notes shall have the right, at any time after the later of (i) the date of the receipt of the Stockholder Approval and (ii) 120 calendar days following the Initial Closing Date, to convert their Notes or any portion thereof into shares of Common Stock (an “Alternate Conversion”) at a conversion price (the “Alternate Conversion Price”) equal to the greater of (x) a floor price of $0.534 (which is equal to 20% of the Nasdaq Minimum Price applicable to the Initial Notes) (the “Floor Price”) and (y) 92% of the lowest volume weighted average price (“VWAP”) in the ten trading days prior to the date of such Alternate Conversion.

The holders of the Notes are prohibited from converting the Notes into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

The Notes are redeemable by the Company at any time, at the Company’s option, in whole or in part, at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any.

The Notes contain certain customary and other events of default. If an event of default occurs, from and after the occurrence, and during the continuance of, such an event of default, the interest rate of the Notes shall automatically increase to 18% per annum until such event of default is cured. Additionally, if an event of default occurs, the holders of outstanding Notes may, regardless of whether such event of default has been cured, require the Company to redeem all or any portion of the outstanding Notes at a price equal to the greater of (i) the product of (A) the value of the Notes to be redeemed multiplied by (B) 110% and (ii) the product of (X) the value of the Notes to be redeemed, divided by the Initial Conversion Price, multiplied by (Y) the product of (1) 110% multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment.

Pursuant to the Notes, the Company shall not enter into or be a party to a Fundamental Transaction (as such term is defined in the Notes) unless (i) the successor entity assumes in writing all of the obligations under the Notes and the other transaction documents and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market, as set forth in the Notes.

While the Notes are outstanding, subject to certain exempt issuances, if the Company sells, offers or grants any option or right to purchase, or otherwise disposes of or sells any equity security or equity-linked or related security, any convertible securities any preferred stock or other securities, the holders of outstanding Notes shall have the right, in their sole discretion, to require that the Company apply up to 30% of the gross proceeds from such sales or offers to redeem all, or any portion, of the outstanding Notes at a price equal to 110% of the amount of the Note being redeemed.

Without giving effect to any default interest or penalties which may accrue thereunder, assuming the issuance and sale of all Notes, the full conversion of the Notes plus accrued interest in full into Common Stock without regard to any conversion limitations set forth in the Notes (assuming the Notes accrued interest at 10% for a period of 12 months) and that the Notes are converted at the Initial Conversion Price, approximately 2,393,784, 2,545,770 and 33,056,996 shares of Common Stock would be issuable upon conversion of the Initial Notes, the Second Notes and the Additional Notes, respectively.

Without giving effect to any default interest or penalties which may accrue thereunder, assuming the issuance and sale of all Notes, full conversion of the Notes plus accrued interest in full into Common Stock without regard to any conversion limitations set forth in the Notes (assuming the Notes accrued interest at 10% for a period of 12 months) and that the Notes are converted at the Floor Price, approximately 12,977,530, 13,801,499 and 179,213,485 shares of Common Stock would be issuable upon conversion of the Initial Notes, the Second Notes and the Additional Notes, respectively.

The Warrants

Exercise Price

The Warrants shall be immediately exercisable upon issuance, have a term of six years from the date of issuance, and be exercisable for shares of Common Stock at the Exercise Price of $2.67 per share; provided that the exercise price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to customary adjustments pursuant to stock dividends, stock splits or similar events.

Cashless Exercise

In the event there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the outstanding Warrants (the “Warrant Shares”), the Warrants may be exercised, in whole or in part, by means of a “cashless exercise” in which case the holder will be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing, (x) (A) as applicable, the VWAP of the Common Stock on the date immediately preceding the exercise date (if the notice of exercise is (1) both executed and delivered on a day that is not a Trading Day (as defined in the Warrant) or (2) both executed and delivered on a Trading Day prior to the opening of “regular trading hours) or the bid price of the Common Stock as of the time of the holder’s execution of the applicable notice of exercise (if the notice of exercise is executed during “regular trading hours” on a Trading Day), less the exercise price of the Warrant, multiplied by (B) the number of Warrant Shares that would be issuable upon exercise of the Warrant if the exercise were by means of a cash exercise rather than a cashless exercise, by (y) the price used in (A).

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Warrant) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or, under certain circumstances, in the same type or form of consideration that is being offered and being paid to the holders of the Common Stock as described in the Warrants.

Rights of Holder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the Warrant.

Limitations on Exercise

The holders of the Warrants are prohibited from exercising the Warrants for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

The Securities Purchase Agreement

Restrictions on Subsequent Equity Sales

The Purchase Agreement provides that, (i) from the date of the Purchase Agreement, with respect to the Initial Closing, and, (ii) from the date of each Closing, with respect to each Closing other than the Initial Closing, and in each case, until the date that is 30 Trading Days following each applicable Registration Statement Effectiveness Date (as defined below), the Company and its subsidiaries may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents or file any registration statement or amendment or supplement thereto other than a registration statement providing for the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), subject to certain other limited exceptions.

The Purchase Agreement further provides that until the date on which the Notes are no longer outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined therein).

Participation in Future Financings

Pursuant to the Purchase Agreement, until 12 months after the date on which the Notes are no longer outstanding, upon the Company or any of its subsidiaries issuing any securities, including Common Stock, preferred stock, Indebtedness (as defined in the Purchase Agreement) or options or securities convertible into shares of Common Stock (a “Subsequent Financing”), the Purchasers shall have the right to participate in the Subsequent Financing up to an amount, in the aggregate, equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the financing.

The Purchase Agreement provides that at no time can the participation rights granted pursuant thereto together with all pre-existing rights granted to such Purchaser to participate in any Subsequent Financing exceed such Purchaser’s respective pro rata portion of the Participation Maximum.

Stockholder Approval

Pursuant to the Purchase Agreement, the Company agreed to hold a meeting of stockholders at the earliest practical date after the Initial Closing Date (and in no event later than 60 days after the Initial Closing Date) (the “Stockholder Meeting Deadline”) and use its reasonable best efforts to obtain (i) such approval as may be required under the applicable rules of Nasdaq from the Company’s stockholders with respect to the issuance of Conversion Shares at the Alternate Conversion Price (as defined in the Notes) and (ii) approval from the Company’s stockholders of a reverse stock split of Common Stock at a ratio to be determined by the Board of Directors of the Company in its discretion (the “Stockholder Approval”).

If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained within 180 days of the Initial Closing Date, the Company is obligated to cause an additional stockholder meeting to be held within 120 days thereafter.

Miscellaneous

Pursuant to the Purchase Agreement, the Company also agreed to restructure or equitize certain outstanding promissory notes previously issued to related parties, in the aggregate principal amount of $6,305,517, no later than 30 calendar days following the Initial Closing Date.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, each of the Purchasers represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated April 30, 2026, with the Purchasers, pursuant to which the Company agreed to prepare and file registration statements with the SEC registering the resale of the Conversion Shares and the Warrant Shares.

Specifically, the Registration Rights Agreement provides that the Company shall file a registration statement (the “Initial Registration Statement”) registering (i) the Initial Conversion Shares then issued and issuable upon conversion of the Initial Notes (assuming on such date the Initial Notes are converted at the Initial Conversion Price without regard to any conversion limitations contained therein), (ii) all Initial Warrant Shares issued and issuable upon the exercise of the Initial Warrants (without regard to any exercise limitations therein), (iii) the Second Conversion Shares to be issuable upon conversion of the Second Notes to be issued upon effectiveness of the Initial Registration Statement (assuming on such date the Second Notes are converted at the Initial Conversion Price without regard to any conversion limitations contained therein), and (iv) all Second Warrant Shares to be issuable upon the exercise of the Second Warrants (without regard to any exercise limitations therein). The Company is required to file the Initial Registration Statement no later than 15 calendar days after the Initial Closing Date (the “Initial Registration Statement Filing Date”), and to use its commercially reasonable efforts to have the Initial Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Initial Closing Date (or 75 days following the Initial Closing Date in the event of a “full review” by the SEC) (the “Initial Registration Statement Effectiveness Date”).

The Registration Rights Agreement further provides that the Company shall file another registration statement (the “Second Registration Statement”) registering the difference between (i) the sum of the Initial Conversion Shares and the Second Conversion Shares, assuming conversion at the Floor Price, and (ii) the Initial Conversion Shares and the Second Conversion Shares registered pursuant to the Initial Registration Statement. The Company is required to file the Second Registration Statement no later than 10 calendar days after the date on which the Company receives Stockholder Approval (the “Second Registration Statement Filing Date”) and to use its commercially reasonable efforts to have the Second Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Second Registration Statement Filing Date (or 75 days following the Second Registration Statement Filing Date in the event of a “full review” by the SEC) (the “Second Registration Statement Effectiveness Date”).

Finally, the Registration Rights Agreement provides that the Company shall file an additional registration statement (an “Additional Registration Statement”) registering (i) all shares of Common Stock then issued and issuable upon conversion in full of the Additional Notes (assuming on such date that the Additional Notes are converted in full at the Floor Price of the Additional Notes without regard to any conversion limitations therein) and (ii) all Warrant Shares then issued and issuable upon exercise of the Warrants issued and issuable in the Additional Closing (assuming on such date that such Warrants are exercised at the initial exercise price in full without regard to any exercise limitations therein). The Company is required to file each Additional Registration Statement no later than 10 calendar days after the date of such Additional Closing (the “Additional Registration Statement Filing Date” and, together with the Initial Registration Statement Filing Date and the Second Registration Statement Filing Date, the “Filing Date”) and to use its commercially reasonable efforts to have such Additional Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Additional Registration Statement Filing Date (or 75 days following the Additional Registration Statement Filing Date in the event of a “full review” by the SEC) (the “Additional Registration Statement Effectiveness Date” and, together with the Initial Registration Statement Effectiveness Date and the Second Registration Statement Effectiveness Date, the “Effectiveness Date”).

Pursuant to the Registration Rights Agreement, the Company will be required to pay to the Purchasers liquidated damages in the event any registration statement is not filed by the applicable Filing Date or declared effective by the applicable Effectiveness Date, and in certain other limited circumstances, on a monthly basis until cured. The Registration Rights Agreement further provides that the Company shall use commercially reasonable efforts to keep such registration statements effective at all times until all securities covered by such registration statements have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Placement Agency Agreement

Dawson James Securities, Inc. (“Dawson James”) served as the Company’s exclusive placement agent in connection with the Private Placement pursuant to the terms of a placement agency agreement (the “Placement Agency Agreement”), dated April 30, 2026, entered into between the Company and Dawson James. Pursuant to the Placement Agency Agreement, Dawson James is entitled to receive (i) a cash fee equal to 4.6% of the aggregate gross proceeds of the Private Placement, (ii) up to $55,000 for legal fees and expenses, and (iii) a warrant exercise fee of 7% of the gross cash proceeds received as a result of the exercise for cash of any Warrants or any warrants issued in connection with Company’s private placement that closed on February 17, 2026.

Pursuant to the Placement Agency Agreement, certain officers of the Company executed, and each of the Company’s other officers and directors shall execute on or before the Second Closing, lock-up agreements, pursuant to which they agreed, or shall agree, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company until 30 days after the effective date of the Initial Registration Statement. The Placement Agency Agreement further provides that the Company shall deliver executed lock-up agreements from each of the Company’s other officers and directors and holders of more than 5% of the outstanding shares of Common Stock similar lock-ups shall be delivered in connection with the Second Closing providing for a lock-up period of 30 days after the effective date of the Initial Registration Statement(s).

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Placement Agency Agreement are qualified in their entirety by reference to the full text of such agreements, copies of the forms of which are attached hereto as Exhibit 10.1, 4.1, 4.2, 10.2 and 1.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K with respect to the sale and issuance of the Notes and Warrants, as well as the Conversion Shares and Warrant Shares issuable upon conversion and exercise thereof, respectively, including those Notes and Warrants already sold and issued at the Initial Closing and those that may be sold or issued in the Second Closing or Additional Closings, as well as any additional Conversion Shares that may be issuable upon conversion of the Notes at the Floor Price after Stockholder Approval is obtained, if ever, is incorporated by reference in this Item 3.02.

The Notes and the Warrants were offered and sold, and with respect to Notes and Warrants to be sold and issued in the Second Closing or Additional Closings, will be offered and sold, in a private placement pursuant to Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder. The Notes, Warrants, Conversion Shares and Warrant Shares have not been registered, and to the extent not yet issued, will not be registered, under the Securities Act or applicable state securities laws. Accordingly, these securities may not be reoffered or resold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company relied, in part, on representations made by the Purchasers in the Purchase Agreement. Each Purchaser has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Item 7.01. Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release (the “Press Release”) announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Board of Directors of the Company has determined to hold the Company’s annual meeting of stockholders (the “Annual Meeting”) on Friday, June 12, 2026. All other relevant information concerning the Annual Meeting will be included in the proxy statement relating to the Annual Meeting, which will be filed with the Securities and Exchange Commission and become available to the Company’s stockholders at a later date.

Because the scheduled date of the Annual Meeting is more than 30 days prior to the anniversary date of the Company’s 2025 annual meeting of stockholders, prior deadlines regarding the submission of stockholder proposals in connection with the Annual Meeting are no longer applicable. Pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by May 15, 2026. The Company has determined this to be a reasonable time prior to the printing and mailing of our definitive proxy statement for the Annual Meeting. In addition, in order for a stockholder proposal, made other than pursuant to Rule 14a-8, to be considered timely, such proposal must also be received by the Company by May 15, 2026. Stockholders should submit proposals to the Company’s principal executive offices RenX Enterprises, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, Attn: Corporate Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

All proposals must be delivered to the Company in compliance with all applicable Securities and Exchange Commission rules and regulations and the Company’s Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement, dated April 30, 2026, between the Company and Dawson James Securities, Inc.
4.1	Form of Senior Convertible Note
4.2	Form of Warrant
10.1*	Form of Securities Purchase Agreement, dated April 30, 2026
10.2	Form of Registration Rights Agreement, dated April 30, 2026
99.1	Press Release, dated May 5, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENX ENTERPRISES CORP.

Dated: May 5, 2026	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer